UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2008
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	33-1117834 (IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10022 (Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Renewal of Information Report Supply Arrangements with Austereo Pty Limited.
     On June 24, 2008, The Australian Traffic Network Pty Limited, the registrant’s wholly-owned Australian operating subsidiary (“ATN”), entered into an Information Report Supply Agreement with Austereo Pty Limited (“Austereo”) that commences July 1, 2008 and has a four year term scheduled to expire on June 30, 2012. Under the agreement, ATN will receive commercial radio advertising inventory that is broadcast adjacent to radio traffic and news reports on ten Australian radio stations operated by Austereo in Sydney, Melbourne, Brisbane, Adelaide and Perth. In exchange, ATN will provide these radio stations with regularly-scheduled radio traffic reports and will pay Austereo additional cash compensation. The agreement will replace ATN’s previous business arrangements with Austereo that were governed by a Traffic Report Supply Agreement and a News Report Broadcasting Agreement, each of which expires on June 30, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Global Traffic Network, Inc.,
a Nevada corporation

Date: June 27, 2008	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and
Chief Financial Officer